UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

VARONIS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 29th Floor New York, NY 10001	10001
(Address of Principal Executive Offices)	(Zip Code)

(877) 292-8767

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2017, the Board of Directors (the “Board”) of Varonis Systems, Inc. (“Varonis” or the “Company”) accepted the resignation of Ms. Gili Iohan as Varonis’ Chief Financial Officer effective March 31, 2017 and appointed Mr. Guy Melamed Chief Financial Officer effective April 1, 2017. Ms. Iohan’s resignation was not due to any disagreement with the Company, the Board or the Company’s management.

Mr. Melamed has served in various finance roles with the Company since 2011, most recently as Vice President of Finance, during which time he was responsible for financial planning, reporting and operations and was instrumental in building and managing the global finance organization. Prior to joining Varonis, Mr. Melamed held positions at Ernst & Young as an Audit Manager and KPMG, working with both foreign and domestic public and private companies. Mr. Melamed holds both a Bachelor of Arts degree and a Master of Science in Accounting from Boston College and is a Certified Public Accountant in the U.S. and Israel.

Pursuant to the terms of an employment agreement between the Company and Mr. Melamed (the “Employment Agreement”), Mr. Melamed’s term of employment will extend three years from April 1, 2017, subject to automatic one-year renewals commencing at the end of the initial term unless either the Company or Mr. Melamed provides 90 days’ written notice to the other party of an intention not to renew prior to the expiration of the initial term or any extended term. Mr. Melamed will receive an initial annual base salary of $300,000 (“Base Salary”) and will have an annual discretionary target bonus opportunity equal to $100,000, to be paid upon satisfaction of certain criteria established by the Company’s Compensation Committee and subject to the terms of any annual bonus plan established by the Compensation Committee (the “Annual Bonus”).

In addition, while employed by the Company, Mr. Melamed will be entitled to participate in all benefit plans and programs maintained from time to time for the Company’s employees, including, without limitation, medical, dental and other benefits such as a 401(k) plan, in accordance with the terms thereof in effect from time to time, on a basis no less favorable than other senior management employees of the Company.

The Employment Agreement provides Mr. Melamed with severance benefits, in addition to Accrued Benefits (as defined in the Employment Agreement), for an amount equal to one-half times his Base Salary plus the Pro-Rata Bonus (as defined in the Employment Agreement), upon a termination of employment by the Company without Cause or by Mr. Melamed with Good Reason (in each case as defined in the Employment Agreement), provided that Mr. Melamed signs and does not revoke a general release of claims within 30 days following the date of termination. Upon a termination by the Company without Cause or upon a termination by Mr. Melamed for Good Reason within the one-year period following a Change in Control (as defined in the Company’s 2013 Omnibus Equity Incentive Plan), Mr. Melamed will be entitled to the Accrued Benefits, and, provided that Mr. Melamed executes and does not revoke a general release of claims within 30 days following the date of termination, he will be further entitled to the following enhanced severance benefits: (i) a lump sum payment equal to his Base Salary as of the date of termination, (ii) a lump sum payment equal to the Annual Bonus for the year of termination, and (iii) vesting of any outstanding equity-based awards.

The Employment Agreement also contains the Company’s standard twelve-month post-termination non-competition and non-solicitation covenants.

There is no family relationship between Mr. Melamed and any of the Company’s other officers or directors. Further, there are no understandings or arrangements between Mr. Melamed and any other person pursuant to which Mr. Melamed was selected as a Chief Financial Officer. Finally, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant, in which Mr. Melamed had or will have a direct or indirect material interest.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On February 7, 2017, the Board also resolved that the number of directors constituting the Board be increased from eight (8) to nine (9) and appointed Ms. Gili Iohan to fill the vacancy on the Board created by such increase, effective April 1, 2017, upon her resignation as Chief Financial Officer. Ms. Iohan has been designated by the Board as a Class I director, and, once effective, her appointment shall remain in effect until the annual meeting of stockholders to be held in 2018 and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.

Ms. Iohan has served as the Company’s Chief Financial Officer since 2005, responsible for the Company’s finance, accounting, back office operations and human resources. Prior to joining Varonis, Ms. Iohan was a partner for six years at NextAge Co. Ltd., a financial services advisory firm. While at NextAge Co. Ltd., Ms. Iohan served as a Chief Financial Officer and Strategic Financial Consultant for several companies, including Varonis. Previously, Ms. Iohan served as a Senior Financial Manager at M-Systems Inc. and held a position at KPMG LLP. Ms. Iohan holds a Bachelor of Arts degree and MBA in Economics and Accounting from Tel-Aviv University.

There is no family relationship between Ms. Iohan and any of the Company’s other officers or directors. Further, there are no understandings or arrangements between Ms. Iohan and any other person pursuant to which Ms. Iohan was selected as a director. Finally, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant, in which Ms. Iohan had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of February 7, 2017, by and between Varonis Systems, Inc. and Mr. Guy Melamed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: February 13, 2017	By:	/s/ Yakov Faitelson
	Name:	Yakov Faitelson
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of February 7, 2017, by and between Varonis Systems, Inc. and Mr. Guy Melamed